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                                                                     Exhibit 5.1

                                                      VINSON & ELKINS L.L.P.
                                                      2300 FIRST CITY TOWER
                                                      1001 FANNIN STREET
Vinson&Elkins                                         HOUSTON, TEXAS  77002-6760
ATTORNEYS AT LAW                                      TELEPHONE (713) 758-2222
                                                      FAX (713) 758-2346
                                                      www.velaw.com




October 10, 2003



Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, Oklahoma 73118


Ladies and Gentlemen:


     We have acted as counsel for Chesapeake Energy Corporation, an Oklahoma corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale, from time to time, pursuant to Rule 415 under the Securities Act, of (i) unsecured debt securities of the Company ("Debt Securities"), in one or more series, (ii) guarantees of such Debt Securities (the "Guarantees") by certain subsidiaries of the Company listed as co-registrants of the Registration Statement (the "Subsidiary Guarantors"), (iii) shares of common stock, par value $0.01, of the Company (including attached preferred share purchase rights) and (iv) shares of preferred stock, par value $0.01, of the Company (the "Preferred Stock") which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares," and together with the Debt Securities and the Guarantees, the "Securities").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the form of senior indenture (the "Indenture") filed as an exhibit to the Registration Statement and (iii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

     In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws; (v) the

  AUSTIN . BEIJING . DALLAS . HOUSTON . LONDON . MOSCOW . NEW YORK . SINGAPORE . WASHINGTON, D.C.

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October 10, 2003


Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended; (vi) one or more prospectus supplements to the prospectus contained in the Registration Statement will have been prepared and filed with the Commission describing the Securities offered thereby; (vii) the Indenture, and any supplemental indenture relating to a particular series of Debt Securities, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; and (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

     Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

     1. when (i) the Company and the Subsidiary Guarantors have taken all necessary corporate or partnership action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters and (ii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and upon payment of the consideration for such Debt Securities as provided for in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be legally issued and such Debt Securities and Guarantees will constitute valid and legally binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors' rights generally and general principles of equity; and


     2. when (i) the Company has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designation with the Secretary of State of the State of Oklahoma; (ii) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (iii) the shares of Preferred Stock underlying the Depositary Shares have been deposited with the depositary under the applicable depositary agreement; and (iv) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement approved by the Company, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the Depositary Shares will be legally issued.

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October 10, 2003


     We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

     The foregoing opinions are limited to the laws of the State of New York and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                        Very truly yours,

                                        /s/ Vinson & Elkins, L.L.P.